                                                                Exhibit 10 (1)

                           SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement") is made this fifth day of
May, 2005, by and between Kiel Bros. Oil Company, Inc.  ("Kiel  Bros.") and KP
Oil, Inc. ("KP Oil" and, together with Kiel Bros., the "Debtors"), on the one hand, and HomeFederal Bank ("HomeFederal", and, together with the Debtors, the
"Parties," or each a "Party"), on the other hand.

                                    RECITALS

                               General Background

     1. On June 15, 2004 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy
Code, 11 U.S.C. ss. 101 et seq., as amended (the "Bankruptcy Code") in the
United States Bankruptcy Court for the Southern District of Indiana,
Indianapolis Division (the "Court"). Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     2. On or about January 12, 2001, KP executed a note (the "First Note")
in favor of HomeFederal in the principal amount of $15,000,000. In order to secure the obligations under the First Note, KP on or about January 12, 2001 executed twenty-one mortgages (collectively, the "First Note Mortgages") in favor of HomeFederal, granting HomeFederal a mortgage lien and security interest in fifty-four convenience store/gas station locations situated in twenty-one counties in three states. On or about September 14, 2001, KP executed a note
(the "Second Note") in favor of HomeFederal in the principal amount of
$912,000.00. In order to secure the obligations under the First Note and the
Second Note, KP on or about September 14, 2001 executed a mortgage (the "Single
Mortgage") in favor of HomeFederal, granting HomeFederal a mortgage lien and security interest in a single convenience store/gas station location situated in
Lexington, Fayette County, Kentucky. The First Note and the Second Note are
hereinafter referred to as the "Notes", and the First Note Mortgage and the
Single Mortgage are hereinafter referred to as the "Mortgages."

     3. Theodore Kiel is a guarantor on several obligations of the Debtors, including amounts owed by the Debtors to McLane Company, Inc. ("McLane"), BP
Products North America, Inc. ("BP"), HomeFederal") and Farmers Bank.

                                   The Dispute

     4. On or about January 20, 2005, HomeFederal filed its Motion For Order
Compelling Immediate Payment Of HomeFederal Bank's Secured [sic] (the "Valuation
Motion"). Certain parties objected to the Valuation Motion on the grounds that it was procedurally defective, taking the position that the full relief sought by HomeFederal could only be obtained by adversary proceeding. Consequently,
HomeFederal on February 22, 2005, filed its Complaint To Determine Validity,
Priority And Extent of Liens, And For Payment Of Secured Claim (the "Lien
Adversary"). The Valuation Motion and Lien Adversary were set for a consolidated hearing/trial to begin on April 6, 2005.

     5. On March 24, 2005, the Debtors filed their Objection To Motion For
Order Compelling Immediate Payment Of HomeFederal Bank's Secured [sic] (the
"Valuation Objection"), and their Answer To Complaint To Determine Validity,
Priority And Extent of Liens, And For Payment Of Secured Claim (the "Lien
Adversary Answer").

     6. By way of the Valuation Motion and Lien Adversary, HomeFederal
sought a determination that it had a valid, perfected, first priority mortgage lien and security interest in and to the property of the Debtors encumbered by the Mortgages, the value of which exceeded the amount of the HomeFederal claim, including postpetition interest, costs, and other charges. The Debtors, by way of the Valuation Objection and Lien Adversary Answer, did not dispute the validity, perfection and priority of certain mortgages and security interests attaching to certain property of KP, but did dispute that any mortgage lien or security interest claimed by HomeFederal attached to any property interest of
Kiel Bros., and further took the position that the value of the property to which the HomeFederal mortgage lien and security interest did attach was significantly less than the amount of the HomeFederal claim, such that
HomeFederal was an undersecured creditor, and not entitled to postpetition interest, costs and other charges.

     7. Counsel for the Debtors and HomeFederal have met and conferred in good faith concerning the disposition of the HomeFederal claims and contentions described in the recitals above (the "HomeFederal Claims") and desire to avoid the costs and uncertainty of litigation under the terms of this Agreement.

                                  THE AGREEMENT

         NOW, THEREFORE, in consideration of the mutual releases set forth herein, , the allowance and payment of a secured claim in favor of HomeFederal against the Debtors in a discounted amount, the assignment by HomeFederal of any right of distribution on its deficiency claim, and other good and valuable consideration for the various covenants and understandings set forth in this
Agreement, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

     1. Valuation of Collateral. The Debtors and HomeFederal agree that the value of the property, real and personal, encumbered by the Mortgages (excluding only the Debtors' corporate headquarters in Columbus, Indiana) determined under
Section 506(a) of the Bankruptcy Code, is $12.5 million.

     2.  HomeFederal's  Allowed  Claims.  HomeFederal  shall be allowed the following claims:

                  (a) HomeFederal shall have a secured, prepetition claim
         against the Debtors in the total amount of $12,500,000; and

                  (b) HomeFederal shall have an unsecured, pre-petition
         deficiency claim against the Debtors in the total amount of
         $2,167,252.00.

     3. Disposition of Allowed Claims.  The HomeFederal  allowed claims shall be paid, treated, or assigned as follows:

                  (a) The Debtors shall pay to HomeFederal the amount of
$12,500,000.00 in full satisfaction the HomeFederal allowed secured, pre-petition claim, on or within three (3) business days following the Effective
Date (as defined in Paragraph 5);

                  (b) HomeFederal assigns to the Debtors and their respective estates its (i) mortgage liens on Store Nos. C-31, C-81, C-87, and C-130, and
(ii) any right that HomeFederal has to receive a distribution on or with respect to the HomeFederal allowed unsecured, pre-petition deficiency claim (the
"Assigned Claims"); and

                  (c) HomeFederal (and the Debtors with respect to the Assigned
Claims) waive, and release BP from, the enforcement of any subordination agreement between HomeFederal and BP.

     4. Dismissal of Adversary Proceeding.  HomeFederal shall, within three
(3) business days of the Effective Date, dismiss its claims asserted in the
Lien Adversary.

     5. Mutual Releases. Except for such obligations, rights or claims as may be created by, preserved, assigned or arise out of the terms and conditions of this Agreement, upon the satisfaction of the conditions set forth in section
5 of the Agreement, HomeFederal, on the one hand, and Debtors, on the other hand, hereby mutually  release,  discharge  and acquit each other,  as well as, to the extent applicable, their respective employees, agents, heirs, beneficiaries, administrators, representatives, executors, parents, subsidiaries, affiliates and their successors and assigns (the "Released
Parties"),  from any and all claims, demands, costs, contracts, liabilities, objections, actions, and causes of action of any nature,  whether in law or in equity, whether known or unknown, whether  suspected or  unsuspected,  that the
Parties ever had, now have, or may claim to have against each other of any type, nature or description, that in any way arise out of, or are related to, or are connected  with Debtors'  bankruptcy cases  that  have been or could  have been asserted  by the  Parties  including without limitation,  by the Debtors,  any of the Debtors' claims under chapter 5 of the Bankruptcy Code.

     6.  Effectiveness  of Agreement.  This Agreement shall not become effective until the later of: (a) the entry of a final order of the Court  approving  this
Agreement;  (b) the execution by HomeFederal  and delivery to Theodore Kiel of a release of any  HomeFederal  claim against  Theodore  Kiel; and (c) the entry of final orders approving the proposed  settlements between (i) the Debtors and BP;
(ii) the Debtors and McLane:  and (iii) the Debtors and Theodore Kiel,  Marshall
Kiel and Kathy Lubker (the  "Shareholders"),  as such settlements have or may be modified without  objection by HomeFederal at or prior to the scheduled  hearing to approve such  settlements (the "Effective  Date").  In the event that each of the events  described  in this  paragraph 3 do not occur by May 30,  2005,  this
Agreement shall be null and void.

     7.  Understanding  and Counsel.  The Parties represent and warrant that (a)
they have read and  understand the terms of this  Agreement,  (b) they have been represented by counsel with respect to this  Agreement,  and all matters covered by and relating to it, and (c) they have entered into this Agreement for reasons of their own and not based upon representations of any other Party.

     8. Legal Fees and Costs.  Each of the Parties shall pay its own  respective costs and attorneys' fees.

     9.  Headings.   All  headings  and  captions  in  this  Agreement  are  for convenience  only and  shall not be  interpreted  to  enlarge  or  restrict  the provisions of the Agreement.

     10.  Jurisdiction.  By this  Agreement,  each of the Parties submits to the jurisdiction of the Bankruptcy Court for any action to enforce or interpret this
Agreement.

     11.  Representation and Warranties.  The undersigned  represent and warrant that they are duly authorized to execute this Agreement on behalf of the Parties hereto.  The Parties agree and represent that they have not assigned or conveyed any of the claims or rights  referenced  in this  Agreement in any manner to any other  Person and that each holds the  rights  and  claims  which are  retained, assigned,  or released in this  Agreement.  The Parties agree that they have and will not  assign  or convey  any of the  claims  or  rights  referenced  in this
Agreement  in any  manner  to any  other  Person  except  as  provided  in  this
Agreement.

     12. Entire  Agreement.  This  Agreement  constitutes  the entire  agreement between and among the Parties  concerning the subject  matter hereof,  and there are no other understandings,  representations, or agreements, oral or otherwise, between and among the Parties concerning the subject matter of this Agreement it being  understood  that the  Agreement  memorialized  herein is subject to Court approval  of  settlements  between  (i) the Debtors and BP; (ii) the Debtors and
McLane;  and (iii) the Debtors and the Shareholders,  as such settlements or may be  modified  without  objection  by  HomeFederal  at or prior to the  scheduled hearing to approve such settlements.

     13. Amendments;  Modifications; Waiver. This Agreement may not be modified, superseded,  terminated, or amended and no provision hereto may be waived except by (i) a writing  making  specific  reference  hereto  signed by the Parties and approved by the Court or (ii) a final Order of the Court.

     14.  Binding  Effect.  The  terms  and  acknowledgements  set forth in this
Agreement  shall be binding  upon the  Parties and shall inure to the benefit of the  Parties,  and  their  respective  successors,  assigns,  heirs,  executors, administrators, and representatives.

     15.  Participation  in  Drafting.   Each  Party  has  participated  in,  or
contributed  to,  the  drafting  and  preparation  of  this  Agreement.  In  any construction  of this Agreement,  the provisions  shall not be construed for, or against, any Party, but shall be construed according to their plain meaning.

     16. Further Necessary Actions.  To the extent that any document is required to be executed by any Party to effectuate  the purposes of this  Agreement,  the
Party will  execute and  deliver  such  document  or document to the  requesting
Party.

     17.  Action to Enforce.  Should any action be brought by one of the Parties to enforce any provision of this  Agreement,  the  non-prevailing  party to such action shall reimburse the prevailing  party for all reasonable  attorneys' fees and court  costs and other  expenses  incurred by the  prevailing  party in said action to enforce.

     18.  Counterparts.  This Agreement (and any  amendments,  modifications  or waivers  in  respect  hereof)  may be  executed  by  facsimile  in  one or  more counterparts,  each of  which  will be  deemed  an  original,  but all of  which together will constitute one and the same instrument.

     19.  Construction:  As used herein,  the plural shall include the singular, and the  singular  shall  include  the  plural,  unless  the  context  or intent indicates to the contrary. "Person" shall include natural persons, corporations, partnerships,  and/or  any other  entity  which by law is  treated as or has the rights of a natural person and, where applicable,  its past,  present and future officers, directors,  employees, agents, administrators,  beneficiaries,  heirs, executors,  representatives,  administrators,  parents, subsidiaries, affiliates and their successors and assigns.

     20.  Governing  Law. This Agreement  shall be construed and  interpreted in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year set forth above.

                                   KIEL BROS. OIL COMPANY, INC.

                                   By: /s/ David E. Roll
                                   Its: President

                                   KP OIL, INC.

                                   By: /s/ David E. Roll
                                   Its: President

                                   HOMEFEDERAL BANK

                                   By: /s/ Charlie R. Farber
                                   Its: Executive Vice President